Exhibit 99.1

News Release
NYSE: WPZ
Date: Feb. 19, 2009
Williams Partners L.P. Reports Fourth-Quarter and Year-End 2008 Financial Results
and 2009 Outlook
•	33% Increase in Full-Year Distributable Cash Flow per Unit

•	‘08 Net Income Is $191.4 Million, Up 16%

•	4Q Results Hit by Effect of Lower NGL Prices, Hurricanes

•	Per-Unit Cash Distribution Up 10.4% Over 4Q ‘07

•	Recession, Low Prices Sharply Reduce ‘09 Outlook
          TULSA, Okla. — Williams Partners L.P. (NYSE: WPZ) today announced unaudited 2008 net income of $191.4 million, compared with 2007 net income of $164.6 million. Net income per limited-partner unit for 2008 was $2.55, compared with $1.97 per limited-partner unit for 2007.
          Higher natural gas liquid (NGL) margins and fractionation and storage revenues drove the increase in net income for 2008. These benefits were partially offset by higher operating and maintenance expenses.
          For fourth-quarter 2008, Williams Partners reported net income of $15.1 million, or $0.15 per common unit, compared with $44.9 million, or $0.56 per common unit for fourth-quarter 2007.
          The rapid drop in NGL commodity prices, which drove significantly lower per-unit NGL margins at Four Corners and Wamsutter, was the primary driver of the decline in fourth-quarter net income. Additionally, an equity loss from the Discovery investment, due primarily to hurricane-related downtime, and a $6.2 million non-cash impairment charge on the Carbonate Trend gathering pipeline also negatively affected the fourth-quarter results.
          For 2008, the key measure of distributable cash flow per weighted-average limited partner unit was $3.44, compared with $2.59 for 2007 — an increase of 33 percent. Total distributable cash flow for 2008 for limited-partner unitholders was $181 million, compared with $103.7 million for 2007.
          For fourth-quarter 2008, distributable cash flow per weighted-average limited partner unit was $0.79, compared with $0.63 for the same time period in 2007 — an increase of 25 percent. Total distributable cash flow for limited-partner unitholders for fourth-quarter 2008 was $41.8 million, compared with $26.6 million for fourth-quarter 2007.
          The increases in distributable cash flow during the full-year and fourth-quarter 2008 periods is due to higher cash distributions from the Wamsutter and Discovery investments and improved results at Four Corners. The partnership received its third-quarter 2008 cash distribution from its Discovery investment during the fourth quarter, which contributed to the partnership’s higher distributable cash flow for that period, despite lower earnings.
Williams Partners L.P. (NYSE: WPZ) Year-End 2008 Financial Results — Feb. 19, 2009          Page 1 of 6

Outlook on 2009, Update on Liquidity
          The global recession and resulting drop in demand and prices for NGLs has significantly reduced the profitability and cash flows of the partnership’s gathering and processing businesses including Four Corners, Wamsutter and Discovery. Partnership management expects continued low NGL margins during 2009. As a result, management expects cash flow from operations, including cash distributions to the partnership from Wamsutter and Discovery, to be significantly lower in 2009 than 2008.
          During 2006 through 2008, the partnership’s distributable cash flow significantly exceeded its distributions, principally as a result of high NGL prices and margins. The partnership retained a portion of these excess earnings and related cash to create a reserve for future periods when NGL prices and margins might be substantially lower — as they are now and expected to be during 2009.
          Williams Partners’ cash balance was $65.7 million on Feb. 16, following payment of the fourth-quarter 2008 distribution on Feb. 13.
          The partnership’s latest business plan for 2009 assumes a range of $40 to $60 per barrel for West Texas Intermediate (WTI) crude oil and $4.50 to $6.00 for natural gas (Henry Hub). Williams Partners expects, but cannot ensure, improved economic conditions and energy prices, as indicated by forward market prices, in 2010.
          While the partnership’s goal is to maintain the current level of distributions, it may need to reduce distributions if energy prices and margins decline further or remain at low levels for a prolonged period of time; and/or if other unexpected events adversely affect cash flows.
          The partnership has $208 million in undrawn credit facilities it may use to fund growth opportunities or for any unforeseen cash requirements. However, debt covenants may restrict the full use of the credit facilities. The partnership has no debt due until 2011.
          Williams Partners also plans to continue pursuing select value-adding growth opportunities in a prudent manner.
Chief Operating Officer Perspective
          “We had very strong performance in 2008 despite the precipitous decline in NGL prices during the fourth quarter,” said Alan Armstrong, chief operating officer of the general partner of Williams Partners.
          “The partnership has a firm foundation from which to weather a recession-weakened 2009 commodity environment. For the balance of 2009, we are planning for weak margins and general economic conditions will continue to depress our cash flows from both operations and our equity investments. Though we can’t predict future commodity prices, management understands the importance of maintaining the current level of distributions and that is our objective.”
          Regular cash distributions to unitholders for 2008 were $2.50 per unit. The partnership’s cash distribution coverage ratio for 2008 was 1.6. For the fourth quarter, the partnership’s regular cash distribution to unitholders was $0.635 per unit. The partnership’s cash distribution coverage ratio was 1.4 for the fourth quarter.
Williams Partners L.P. (NYSE: WPZ) Year-End 2008 Financial Results — Feb. 19, 2009          Page 2 of 6

          The cash distribution coverage ratio reflects the amount of distributable cash flow the partnership had relative to its cash distributions to both the general partner and limited partners.
          The year-to-date 2007 results throughout this release reflect the partnership’s 2007 acquisitions of an additional 20-percent interest in Discovery and its Wamsutter ownership interests. Because the acquisitions closed in the last half of 2007, the majority of those assets’ net income was allocated to the general partner as pre-partnership income. As a result, a higher portion of the partnership’s total net income was allocated to limited partners in 2008 compared with 2007.
Business Segment Performance
          Business segment performance includes results for the partnership’s three business segments: Gathering and Processing — West, which includes Four Corners and the Wamsutter investment; Gathering and Processing — Gulf, which includes the Discovery investment; and NGL Services, which includes the Conway fractionation and storage complex.

Consolidated Segment Profit (Loss)	Full Year		4Q
Amounts in thousands	2008	2007	2008	2007
Gathering and Processing — West	$254,162	$223,903	$46,288	$62,486
Gathering and Processing — Gulf	15,847	17,431	(14,590)	2,447
NGL Services	24,038	14,305	8,768	4,689

Consolidated Segment Profit	$294,047	$255,639	$40,466	$69,622

Recurring Consolidated Segment Profit (Loss)*
Amounts in thousands
Gathering and Processing — West	$239,493	$227,292	$43,960	$63,486
Gathering and Processing — Gulf	$27,047	$27,831	$(4,280)	$12,847
NGL Services	$22,601	$15,742	$7,331	$4,689

Recurring Consolidated Segment Profit*	$289,141	$270,865	$47,011	$81,022

*	A schedule reconciling segment profit to recurring segment profit is attached to this press release.
          Higher per-unit NGL margins during the first three quarters of the year drove the improved results for the Gathering & Processing — West segment during 2008. The 2008 full-year results also benefited from an involuntary conversion gain of $11.6 million related to the November 2007 fire at the Ignacio natural gas processing plant. Lower per-unit NGL margins in the fourth quarter partially offset these benefits.
          Higher net product imbalance losses and lower gathering and processing volumes at Four Corners, primarily during the first quarter, also partially offset the increased NGL margins for the year. Both the lower volumes and higher net product imbalance losses were impacted by severe winter weather conditions and the shutdown of the Ignacio gas processing plant following the November 2007 fire.
Williams Partners L.P. (NYSE: WPZ) Year-End 2008 Financial Results — Feb. 19, 2009          Page 3 of 6

          Lower equity earnings from the Discovery investment drove the lower segment profit results in the Gathering and Processing — Gulf segment for 2008. The reduced equity earnings were due primarily to the effect of Hurricanes Ike and Gustav, which drove lower revenue and higher operating and maintenance expense in the third and fourth quarters.
          Higher fractionation and storage revenues at Conway drove the improvement in the NGL Services segment in both the full-year and fourth-quarter periods. Higher operating and maintenance expenses partially offset these benefits in both periods.
          Reconciliations of the partnership’s distributable cash flow for limited-partner unitholders to net income, as well as recurring segment profit to reported segment profit, are available on Williams Partners’ web site at www.williamslp.com and as an attachment to this document.
Distributable Cash Flow and Recurring Segment Profit Definitions
          Distributable cash flow per weighted average limited-partner unit is a key measure of the partnership’s financial performance and available cash flows to unitholders.
          Williams Partners defines distributable cash flow per limited-partner unit as distributable cash flow, as defined in the following paragraph, attributable to partnership operations plus the cash distributed by Wamsutter and Discovery. The total distributable cash flow attributable to partnership operations is then allocated among the general partner and the limited partners in accordance with the cash-distribution provisions of our partnership agreement. The resulting distributable cash flow attributable to partnership operations and to its limited partners is then divided by the weighted average limited partner-units outstanding to arrive at distributable cash flow per limited-partner unit.
          Williams Partners defines distributable cash flow as net income plus depreciation, amortization and accretion, and the amortization of a natural gas purchase contract, less its equity earnings in Wamsutter and Discovery, as well as adjustments for certain non-cash, non-recurring items, plus reimbursements from Williams under an omnibus agreement and less maintenance capital expenditures.
          Williams Partners defines recurring segment profit as segment profit excluding items of income or loss that it characterizes as unrepresentative of its ongoing operations. Schedules presenting Williams Partners’ consolidated statements of income, segment profit and operating information are available on Williams Partners’ web site at www.williamslp.com and as an attachment to this document.
Today’s Analyst Call
          Williams Partners’ management will discuss the partnership’s year-end 2008 financial results during a live webcast today beginning at 11 a.m. EST.
Williams Partners L.P. (NYSE: WPZ) Year-End 2008 Financial Results — Feb. 19, 2009          Page 4 of 6

          Participants are encouraged to access the webcast and slides for viewing, downloading and printing at www.williamslp.com.
          A limited number of phone lines also will be available at (877) 856-1955. International callers should dial (719) 325-4842. Replays of the year-end webcast, in both streaming and downloadable podcast formats, will be available for two weeks at www.williamslp.com following the event.
Form 10-K
          The partnership will file its Form 10-K with the Securities and Exchange Commission during the week of Feb. 23. The document will be available on both the SEC and Williams Partners web sites.
About Williams Partners L.P. (NYSE: WPZ)
Williams Partners L.P. is a publicly traded master limited partnership that owns natural gas gathering, transportation, processing and treating assets serving regions where producers require large scale and highly reliable services, including the Gulf of Mexico, the San Juan Basin in New Mexico and Colorado, and the Washakie Basin in Wyoming. The partnership also serves the natural gas liquids (NGL) market through its NGL fractionating and storage assets. The general partner is Williams Partners GP LLC. More information about the partnership is available at www.williamslp.com. Go to http://www.b2i.us/irpass.asp?BzID=1296&to=ea&s=0 to join our e-mail list.

Contact:	Jeff Pounds
Williams (media relations)
(918) 573-3332

Sharna Reingold
Williams (investor relations)
(918) 573-2078
# # #
Williams Partners L.P. is a limited partnership formed by The Williams Companies, Inc. (Williams). Our reports, filings, and other public announcements may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You typically can identify forward-looking statements by the use of forward-looking words, such as “anticipates,” believes,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “might,” “planned,” “potential,” “projects,” “scheduled,” “will,” and other similar words. These statements are based on our present intentions and our assumptions about future events and are subject to risks, uncertainties, and other factors. In addition to any assumptions, risks, uncertainties or other factors referred to specifically in connection with such statements, other factors not specifically referenced could cause our actual results to differ materially from the results expressed or implied in any forward-looking statements. Those factors include, among others:
•	whether we have sufficient cash from operations to enable us to pay the minimum distribution following establishment of cash reserves and payment of fees and expenses, including cost reimbursements to our general partner;

•	availability of supplies (including the uncertainties inherent in assessing, estimating, acquiring and developing future natural gas reserves), market demand, volatility of prices, and the availability and costs of capital;

•	inflation, interest rates, fluctuation in foreign exchange, and general economic conditions (including the recent economic slowdown and the disruption of global credit markets and the impact of these events on our customers and suppliers);

•	the strength and financial resources of our competitors;

•	development of alternative energy sources;
Williams Partners L.P. (NYSE: WPZ) Year-End 2008 Financial Results — Feb. 19, 2009          Page 5 of 6

•	the impact of operational and development hazards;

•	costs of, changes in, or the results of laws, government regulations (including proposed climate change legislation), environmental liabilities, litigation, and rate proceedings;

•	increasing maintenance and construction costs;

•	changes in the current geopolitical situation;

•	exposure to the credit risks of our customers;

•	risks related to strategy and financing, including restrictions stemming from our debt agreements, future changes in our credit ratings, and the availability and cost of credit;

•	risks associated with future weather conditions;

•	acts of terrorism; and

•	additional risks described in our filings with the Securities and Exchange Commission.
Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. In addition to causing our actual results to differ, the factors listed above may cause our intentions to change. Such changes in our intentions may also cause our results to differ. We disclaim any obligation to and do not intend to publicly update or revise any forward-looking statements or changes to our intentions, whether as a result of new information, future events or otherwise.
Limited partner interests are inherently different from the capital stock of a corporation, although many of the business risks to which we are subject are similar to those that would be faced by a corporation engaged in a similar business. Investors are urged to closely consider the disclosures and risk factors in our annual report on Forms 10-K and 10-K/A filed with the Securities and Exchange Commission on February 26, 2008, and February 28, 2008, and our quarterly reports on Form 10-Q available from our offices or from our website at www.williamslp.com.
Williams Partners L.P. (NYSE: WPZ) Year-End 2008 Financial Results — Feb. 19, 2009          Page 6 of 6

Reconciliation of Non-GAAP Measures
(UNAUDITED)
     This press release includes certain financial measures, Recurring Segment Profit, Distributable Cash Flow and Distributable Cash Flow per Limited Partner Unit that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission.
     For Williams Partners L.P., Recurring Segment Profit excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Management believes Recurring Segment Profit provides investors meaningful insight into Williams Partners L.P.’s results from ongoing operations.
     For Williams Partners L.P. we define Distributable Cash Flow as net income (loss) plus depreciation, amortization and accretion, and the amortization of a natural gas purchase contract, less our earnings from equity investments, as well as adjustments for certain non-cash, non-recurring items, plus reimbursements from Williams under an omnibus agreement and less maintenance capital expenditures. For our equity investments, Wamsutter and Discovery, we define Distributable Cash Flow as net income (loss) plus depreciation, amortization and accretion and less maintenance capital expenditures. We also adjust for certain non-cash, non-recurring items. Our equity share of Wamsutter’s Distributable Cash Flow is based on the distribution provisions of the Wamsutter LLC Agreement. Our equity share of Discovery’s Distributable Cash Flow is 60%.
     For Williams Partners L.P. we define Distributable Cash Flow per Limited Partner Unit as Distributable Cash Flow, as defined in the preceding paragraph, attributable to partnership operations plus the actual cash distributed by Wamsutter and Discovery. The total Distributable Cash Flow attributable to partnership operations is then allocated between the general partner and the limited partners in accordance with the cash distribution provisions of our partnership agreement. The resulting Distributable Cash Flow attributable to partnership operations and to its limited partners is then divided by the weighted average limited partner units outstanding to arrive at Distributable Cash Flow per Limited Partner Unit.
     For Williams Partners L.P. we also calculate the ratio of Distributable Cash Flow per Limited Partner Unit to the actual cash distribution per unit paid and the ratio of Distributable Cash Flow attributable to partnership operations to the total cash distributed (cash distribution coverage ratio). These two measures reflect the amount of Distributable Cash Flow relative to our actual cash distribution on both a per Limited Partner Unit and total distribution basis. We have also provided these ratios calculated using the most directly comparable GAAP measures, net income per unit and net income.
     This press release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the Partnership’s assets and the cash that the business is generating. Neither Recurring Segment Profit nor Distributable Cash Flow are intended to represent cash flows for the period, nor are they presented as an alternative to net income (loss) or cash flow from operations. Distributable Cash Flow per Limited Partner is not presented as an alternative to net income per unit. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

	2007*					2008
(Thousands, except per-unit amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Y-T-D	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Y-T-D

Williams Partners L.P.
Reconciliation of Non-GAAP “Recurring Segment Profit” to GAAP “Segment Profit”

Gathering and Processing — West	$42,604	$59,181	$59,632	$62,486	$223,903	$50,405	$86,778	$70,691	$46,288	$254,162
Gathering and Processing — Gulf	3,638	3,670	7,676	2,447	17,431	13,511	8,446	8,480	(14,590)	15,847
NGL Services	53	5,606	3,957	4,689	14,305	5,541	3,414	6,315	8,768	24,038

Segment Profit	46,295	68,457	71,265	69,622	255,639	69,457	98,638	85,486	40,466	294,047
Non-recurring Items:
Gathering and Processing — West
Involuntary conversion gain resulting from Ignacio fire	—	—	—	—	—	—	(3,266)	(6,010)	(2,328)	(11,604)
Wamsutter customer contract adjustment included in equity earnings	—	—	—	—	—	(3,065)	—	—		(3,065)
2001-2002 EFM fees adjustment, revenue effect	—	—	3,464	—	3,464	—	—	—		—
2001-2002 EFM fees adjustment, depreciation effect	—	—	(1,356)	—	(1,356)	—	—	—		—
2005-2006 retroactive charges for customer contract	(848)	—	—	—	(848)	—	—	—		—
Adjust right-of-way prepaid expense	1,243	—	—	—	1,243	—	—	—		—
Adjust 2006 incentive compensation accrual	(899)	—	—	—	(899)	—	—	—		—
Adjust asset retirement obligation	785	—	—	—	785	—	—	—		—
Gathering and Processing — Gulf
Discovery hurricane repair expenses up to insurance deductible (60%)	—	—	—	—	—	—	—	890	2,935	3,825
Hurricane-related survey costs (60%)	—	—	—	—	—	—	—	—	1,188	1,188
NGL Services
Product imbalance valuation adjustment	1,437	—	—	—	1,437	—	—	—	(1,437)	(1,437)
Other items:
Gathering and Processing — West
Ignacio fire property insurance deductible	—	—	—	1,000	1,000	—	—	—	—	—
Gathering and Processing — Gulf
Impairment of Carbonate Trend gathering pipeline	—	—	—	10,400	10,400	—	—	—	6,187	6,187

Recurring Segment Profit	$48,013	$68,457	$73,373	$81,022	$270,865	$66,392	$95,372	$80,366	$47,011	$289,141

*	Because Wamsutter and the additional 20% interest in Discovery were affiliates of Williams at the time of these acquisitions, the transactions were between entities under common control, and have been accounted for at historical cost. Accordingly, these tables include Equity Earnings in Wamsutter and Discovery for the periods presented. Equity Earnings applicable to periods before the acquisitions of these businesses is fully allocated to our general partner, which results in no impact to net income per limited partner unit.

Williams Partners L.P.
Reconciliation of Non-GAAP “Distributable Cash Flow per Limited Partner Unit “GAAP “Net income”

	2007*					2008
(Thousands, except per-unit amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Y-T-D	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Y-T-D
Net income	$25,137	$46,742	$47,901	$44,851	$164,631	$43,629	$71,822	$60,833	$15,105	$191,389
Depreciation, amortization and accretion	13,178	11,234	10,345	11,735	46,492	11,226	11,002	11,735	11,066	45,029
Amortization of natural gas purchase contract	1,188	1,189	1,189	1,188	4,754	—	—	—	—	—
Non-cash amortization of debt issuance costs included in interest expense	404	403	404	394	1,605	489	459	459	461	1,868
Involuntary conversion gain resulting from Ignacio fire	—	—	—	—	—	—	(3,266)	(6,010)	(2,328)	(11,604)
Equity earnings	(15,259)	(24,433)	(26,374)	(38,988)	(105,054)	(34,815)	(46,050)	(29,045)	731	(109,179)
Reimbursements from Williams under omnibus agreement	842	825	1,059	2,636	5,362	771	865	692	653	2,981
Non-cash adjustment of 2001-2002 EFM revenue	—	—	3,464	—	3,464	—	—	—	—	—
Impairment of Carbonate Trend gathering pipeline	—	—	—	10,400	10,400	—	—	—	6,187	6,187
Maintenance capital expenditures (a)	(7,621)	(8,665)	(3,524)	(7,790)	(27,600)	(8,534)	(2,497)	(5,309)	(5,420)	(21,760)

Distributable Cash Flow Excluding Equity Investments	$17,869	$27,295	$34,464	$24,426	$104,054	$12,766	$32,335	$33,355	$26,455	$104,911

Plus: Wamsutter cash distributions to Williams Partners L.P.	—	—	—	—	—	22,704	26,603	28,989	20,843	99,139
Plus: Discovery’s cash distributions to Williams Partners L.P.	3,600	10,869	3,600	8,400	26,469	16,800	15,600	13,200	10,800	56,400

Distributable cash flow attributable to partnership operations	21,469	38,164	38,064	32,826	130,523	52,270	74,538	75,544	58,098	260,450

Distributable Cash Flow attributable to partnership operations allocable to general partner	1,487	9,607	9,557	6,201	26,852	13,431	24,565	25,067	16,344	79,407

Distributable Cash Flow attributable to limited partnership operations allocable to limited partners	$19,982	$28,557	$28,507	$26,625	$103,671	$38,839	$49,973	$50,477	$41,754	$181,043

Weighted average number of units outstanding:	39,358,798	39,358,798	39,359,555	42,422,444	40,131,195	52,774,728	52,774,728	52,775,912	52,777,452	52,775,710

Distributable Cash Flow attributable to partnership operations per limited partner unit:	$0.51	$0.73	$0.72	$0.63	$2.59	$0.74	$0.95	$0.96	$0.79	$3.44

Actual cash distribution per unit:	$0.5000	$0.5250	$0.5500	$0.5750	$2.1500	$0.6000	$0.6250	$0.6350	$0.6350	$2.4950

Total cash distributed:	$21,066	$22,378	$24,347	$35,283	$103,074	$37,922	$40,560	$41,617	$41,617	$161,716

Coverage ratios:
Distributable Cash Flow attributable to partnership operations per limited partner unit divided by Actual cash distribution per unit:	1.0	1.4	1.3	1.1	1.2	1.2	1.5	1.5	1.2	1.4

Distributable cash flow attributable to partnership operations divided by Total cash distributed	1.0	1.7	1.6	0.9	1.3	1.4	1.8	1.8	1.4	1.6

Net income, per common and subordinated unit divided by Actual cash distribution per unit	0.6	0.9	1.1	1.0	0.9	1.1	1.5	1.3	0.2	1.0

Net income divided by Total cash distributed	1.2	2.1	2.0	1.3	1.6	1.2	1.8	1.5	0.4	1.2

(a) Maintenance capital expenditures includes certain well connection capital.
Wamsutter
Reconciliation of Non-GAAP “Distributable Cash Flow” to GAAP “Net income”

Net income	$11,328	$20,558	$18,472	$27,027	$77,385	$21,194	$37,480	$32,007	$13,083	$103,764
Depreciation, amortization and accretion	4,258	4,440	4,586	5,140	18,424	5,228	5,213	5,295	5,446	21,182
Maintenance capital expenditures	(4,535)	(5,763)	(5,284)	(5,108)	(20,690)	(3,245)	(6,258)	(5,867)	(6,070)	(21,440)

Distributable Cash Flow - 100%	$11,051	$19,235	$17,774	$27,059	$75,119	$23,177	$36,435	$31,435	$12,459	$103,506

Discovery Producer Services
Reconciliation of Non-GAAP “Distributable Cash Flow” to GAAP “Net income”

Net income (loss)	$6,551	$6,460	$13,168	$21,892	$48,071	$22,701	$14,282	$13,740	$(16,323)	34,400
Depreciation, amortization and accretion	6,483	6,508	6,243	6,718	25,952	6,983	6,802	3,726	3,813	21,324
Maintenance capital expenditures	(429)	(595)	(1,560)	1,207	(1,377)	(187)	(285)	(680)	(19)	(1,171)

Distributable Cash Flow - 100%	$12,605	$12,373	$17,851	$29,817	$72,646	$29,497	$20,799	$16,786	$(12,529)	$54,553

Distributable Cash Flow — our 60% interest	$7,563	$7,424	$10,711	$17,890	$43,588	$17,698	$12,479	$10,072	$(7,517)	$32,732

*	Because Wamsutter and the additional 20% interest in Discovery were affiliates of Williams at the time of these acquisitions, the transactions were between entities under common control, and have been accounted for at historical cost. Accordingly, these tables include Equity Earnings in Wamsutter and Discovery for the periods presented. Equity Earnings applicable to periods before the acquisitions of these businesses is fully allocated to our general partner, which results in no impact to net income per limited partner unit.

Consolidated Statements of Income
(UNAUDITED)

	2007*					2008
(Thousands, except per-unit amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Y-T-D	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Y-T-D

Revenues:
Product sales:
Affiliate	$56,552	$62,119	$75,519	$73,780	$267,970	$78,122	$94,134	$92,421	$49,622	$314,299
Third-party	6,313	5,070	4,297	7,282	22,962	4,221	9,741	6,430	4,589	24,981
Gathering and processing:
Affiliate	9,491	8,743	9,178	8,407	35,819	8,790	9,847	9,480	9,776	37,893
Third-party	51,103	51,422	51,721	48,529	202,775	46,210	49,548	50,721	48,577	195,056
Storage	6,410	6,818	7,404	7,384	28,016	7,333	7,102	8,264	8,730	31,429
Fractionation	1,917	2,616	2,723	2,366	9,622	3,292	4,804	5,484	3,861	17,441
Other	2,029	2,481	(1,266)	2,409	5,653	2,394	3,069	2,913	7,585	15,961

Total revenues	133,815	139,269	149,576	150,157	572,817	150,362	178,245	175,713	132,740	637,060

Cost and expenses:
Product cost and shrink replacement:
Affiliate	21,725	18,520	18,806	14,424	73,475	22,033	27,686	22,358	13,295	85,372
Third-party	20,470	26,157	30,043	31,553	108,223	30,065	38,323	35,391	16,927	120,706
Operating and maintenance expense:
Affiliate	14,328	10,484	15,275	21,546	61,633	23,133	16,548	21,220	15,834	76,735
Third-party	28,185	23,759	25,259	23,507	100,710	23,951	29,984	29,257	25,974	109,166
Depreciation, amortization and accretion	13,178	11,234	10,345	11,735	46,492	11,226	11,002	11,735	11,066	45,029
General and administrative expense:
Affiliate	9,406	9,644	10,816	12,172	42,038	9,876	12,385	10,620	11,184	44,065
Third-party	664	1,189	925	812	3,590	928	749	664	653	2,994
Taxes other than income	2,114	2,626	2,474	2,410	9,624	2,505	2,167	2,314	2,522	9,508
Other, net	460	198	134	11,303	12,095	333	(2,811)	(5,822)	4,777	(3,523)

Total costs and expenses	110,530	103,811	114,077	129,462	457,880	124,050	136,033	127,737	102,232	490,052

Operating income	23,285	35,458	35,499	20,695	114,937	26,312	42,212	47,976	30,508	147,008

Equity earnings — Wamsutter	11,328	20,558	18,472	25,854	76,212	21,194	37,480	20,801	9,063	88,538
Discovery investment income (loss)	3,931	3,875	7,902	13,134	28,842	13,621	8,570	8,244	(8,078)	22,357
Interest expense	(14,426)	(14,374)	(14,284)	(15,264)	(58,348)	(17,673)	(16,683)	(16,437)	(16,427)	(67,220)
Interest income	1,019	1,225	312	432	2,988	175	243	249	39	706

Net income	$25,137	$46,742	$47,901	$44,851	$164,631	$43,629	$71,822	$60,833	$15,105	$191,389

Allocation of net income*
Net income	$25,137	$46,742	$47,901	$44,851	164,631	$43,629	$71,822	$60,833	$15,105	$191,389
Allocation of net income to general partner	12,912	27,725	23,409	21,144	85,190	8,911	23,008	17,455	7,180	56,554
Allocation of net income to limited partners	12,225	19,017	24,492	23,707	79,441	34,718	48,814	43,378	7,925	134,835

Net income, per common and subordinated unit	$0.31	$0.48	$0.62	$0.56	$1.97	$0.66	$0.92	$0.82	$0.15	$2.55
Weighted average number of units outstanding	39,358,798	39,358,798	39,359,555	42,422,444	40,131,195	52,774,728	52,774,728	52,775,912	52,777,452	52,775,710

*	Because Wamsutter and the additional 20% interest in Discovery were affiliates of Williams at the time of these acquisitions, the transactions were between entities under common control, and have been accounted for at historical cost. Accordingly, these tables include Equity Earnings in Wamsutter and Discovery for the periods presented. Equity Earnings applicable to periods before the acquisitions of these businesses is fully allocated to our general partner, which results in no impact to net income per limited partner unit.

Segment Profit & Operating Statistics
(UNAUDITED)

	2007*					2008
(Thousands)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Y-T-D	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Y-T-D

Gathering and Processing — West
Segment revenues	$120,428	$125,047	$134,035	$134,277	$513,787	$132,333	$158,563	$155,217	$114,025	$560,138
Product cost and shrink replacement	39,675	42,313	45,791	42,655	170,434	47,446	61,144	53,902	26,700	189,192
Operating and maintenance expense	33,097	29,487	34,267	38,931	135,782	40,893	36,677	42,129	37,014	156,713
Depreciation, amortization and accretion	12,175	10,203	8,564	10,581	41,523	10,299	10,136	10,811	9,969	41,215
Direct general and administrative expenses	1,821	1,797	1,839	2,333	7,790	1,930	2,058	2,188	2,157	8,333
Other, net	2,384	2,624	2,414	3,145	10,567	2,554	(750)	(3,703)	960	(939)

Segment operating income	31,276	38,623	41,160	36,632	147,691	29,211	49,298	49,890	37,225	165,624
Equity earnings	11,328	20,558	18,472	25,854	76,212	21,194	37,480	20,801	9,063	88,538

Segment profit	$42,604	$59,181	$59,632	$62,486	$223,903	$50,405	$86,778	$70,691	$46,288	$254,162

Gathering and Processing — Gulf
Segment revenues	$561	$459	$521	$578	$2,119	$567	$546	$537	$446	$2,096
Operating and maintenance expense	550	361	443	521	1,875	524	519	148	477	1,668
Depreciation and accretion	304	303	304	338	1,249	153	151	153	294	751
Direct general and administrative expenses	—	—	—	—	—	—	—	—		—
Other, net	—	—	—	10,406	10,406	—	—	—	6,187	6,187

Segment operating income (loss)	(293)	(205)	(226)	(10,687)	(11,411)	(110)	(124)	236	(6,512)	(6,510)
Discovery investment income (loss)	3,931	3,875	7,902	13,134	28,842	13,621	8,570	8,244	(8,078)	22,357

Segment profit (loss)	$3,638	$3,670	$7,676	$2,447	$17,431	$13,511	$8,446	$8,480	$(14,590)	$15,847

NGL Services
Segment revenues	$12,826	$13,763	$15,020	$15,302	$56,911	$17,462	$19,136	$19,959	$18,269	$74,826
Product cost	2,520	2,364	3,058	3,322	11,264	4,652	4,865	3,847	3,522	16,886
Operating and maintenance expense	8,866	4,395	5,824	5,601	24,686	5,667	9,336	8,200	4,317	27,520
Depreciation and accretion	699	728	1,477	816	3,720	774	715	771	803	3,063
Direct general and administrative expenses	498	470	510	712	2,190	544	700	631	707	2,582
Other, net	190	200	194	162	746	284	106	195	152	737

Segment profit	$53	$5,606	$3,957	$4,689	$14,305	$5,541	$3,414	$6,315	$8,768	$24,038

*	Because Wamsutter and the additional 20% interest in Discovery were affiliates of Williams at the time of these acquisitions, the transactions were between entities under common control, and have been accounted for at historical cost. Accordingly, these tables include Equity Earnings in Wamsutter and Discovery for the periods presented.

Williams Partners:
Conway storage revenues	$6,410	$6,818	$7,404	$7,384	$28,016	$7,333	$7,102	$8,264	$8,730	$31,429
Conway fractionation volumes (bpd) - our 50%	31,316	36,220	35,574	34,682	34,460	33,103	38,173	43,829	40,898	39,019
Carbonate Trend gathering volumes (BBtu/d)	25	19	22	24	23	24	23	21	19	22
Williams Four Corners:
Gathering volumes (BBtu/d)	1,453	1,462	1,469	1,387	1,442	1,316	1,410	1,406	1,388	1,380
Plant inlet natural gas volumes (BBtu/d)	654	621	671	537	620	547	680	681	673	646
NGL equity sales (million gallons)	46	39	46	36	167	36	43	43	40	162
NGL margin ($/gallon)	$0.41	$0.53	$0.63	$0.91	$0.61	$0.74	$0.78	$0.88	$0.57	$0.75
NGL production (million gallons)	140	137	148	120	545	112	140	134	132	518
Wamsutter - 100%:
Gathering volumes (BBtu/d)	510	522	513	519	516	434	521	506	534	499
Plant inlet natural gas volumes (BBtu/d)	440	415	406	438	425	404	427	393	413	409
NGL equity sales (million gallons)	28	27	25	33	113	41	36	30	32	139
NGL margin ($/gallon)	$0.27	$0.40	$0.48	$0.72	$0.48	$0.58	$0.63	$0.77	$0.40	$0.59
NGL production (million gallons)	101	103	102	114	420	106	114	97	98	415
Discovery Producer Services - 100%
Plant inlet natural gas volumes (BBtu/d)	548	616	580	583	582	627	614	378	211	457
Gross processing margin ($/MMBtu)	$0.23	$0.24	$0.32	$0.53	$0.33	$0.45	$0.36	$0.48	$—	$0.37
NGL equity sales (million gallons)	18	25	22	34	99	37	23	21	4	85
NGL production (million gallons)	56	66	61	69	252	70	58	43	10	181